SECURITIES AND EXCHANGE COMMISSION


Washington, D.C. 20549


FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15)d)
of the Securities Exchange Act of 1934


Date of Report:  February 3, 1995

             Westamerica Bancorporation
(Exact name of registrant as specified in its charter)


California
(State or other jurisdiction of incorporation)

  1-9383
(Commission File Number)

   94-2156203
(IRS Employer Identification No.)
of incorporation)


1108 Fifth Avenue, San Rafael, California 94901
(Address of principal executive offices)

Registrant's telephone number. including area code:  (415) 257-8000

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

    This Current Report on Form 8-K contains the consent of Arthur Andersen LLP with respect to the consolidated financial statements of Napa Valley Bancorp as of and for the years ended December 31, 1992 and 1991, which have been restated in Westamerica Bancorporation's financial statements for the fiscal years ended December 31, 1992 and 1991, which financial statements were filed with Westamerica Bancorporation's Annual Report on Form 10-K for the year ended December 31, 1993.



Item 7.   Financial Statement and Exhibits.

     (c) Exhibits. Listed below are the exhibits filed as part of this Current Report on Form 8-K and in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number                           Description of Exhibit

 23.1        Consent of KPMG Peat Marwick LLP.

 23.2        Consent of Arthur Andersen LLP.

 99.1        Audited Financial Statements of Westamerica
             Bancorporation (see Index to Financial Statements herein).

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Westamerica Bancorporation



Date:   February  3, 1995            /s/ James M. Barnes
                                         James M. Barnes
                                     Executive Vice President
                                     and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number                     Document Description          Page

 23.1            Consent of KPMG Peat Marwick LLP.        5

 23.2            Consent of Arthur Andersen LLP.          6

 99.1            Audited Financial Statements of
                 Westamerica Bancorporation (see Index
                 to Financial Statements, herein).

                                                      Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Westamerica Bancorporation:

We consent to the use of our report included herein, with respect to the consolidated balance sheets of Westamerica Bancorporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1993. On April 15, 1993, the Company acquired Napa Valley Bancorp on a pooling-of-interests basis. We did not audit the financial statements of Napa Valley Bancorp as of December 31, 1992 and for the two year period ended December 31, 1992. Those statements, which are included in the 1992 and 1991 restated consolidated totals, were audited by other auditors. Our report, insofar as it related to the amounts included for Napa Valley Bancorp, is based solely on the report of the other auditors.

                         /s/  KPMG Peat Marwick LLP

San Francisco, California
January 31, 1995

[Letterhead of Arthur Andersen LLP appears here]

                                             Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K, filed by Westamerica Bancorporation, of our reports dated March 31, 1993 on our audits of Napa Valley Bancorp's financial statements for the years ended December 31, 1992 and 1991, included (or incorporated by reference) in Westamerica Bancorporation's 10-K for the year ended December 31, 1993 and to all references to our Firm included in this 8-K. It should be noted that we have performed no audit procedures subsequent to March 31, 1993, the date of our report. Furthermore, we have not audited any financial statements of Napa Valley Bancorp as of any date or for any period subsequent to December 31, 1992.


                                    /s/ Arthur Andersen LLP


San Francisco, California
January 31, 1995

                                                      Exhibit 99.1

         INDEX TO FINANCIAL STATEMENTS
                                                                   Page


Consolidated Balance Sheets as of December 31, 1993
     and 1992 ...........................................            7

Consolidated Statements of Income for the years ended
     December 31, 1993, 1992 and 1991 ...................            8

Consolidated Statements in Changes in  Shareholders'
     Equity for the years ended December 31, 1993,
     1992 and 1991 ......................................           10

Consolidated Statements of Cash Flows for the years
     ended December 31, 1993, 1992 and 1991 .............           11

Notes to Consolidated Financial Statements ..............           12

Management's Letter of Financial Responsibility .........           36

Independent Auditors' Report ............................           37

Report of Independent Public Accountants ................           38

CONSOLIDATED BALANCE SHEETS
(In thousands)
December 31,                                             1993         1992*
- - - ---------------------------------------------------------------------------
Assets
 Cash and cash equivalents (Note 14)               $  102,618    $  139,497
 Money market assets                                      250         1,366
 Trading account securities                                10            --
 Investment securities available-for-sale (Note 2)    168,819            --
 Investment securities held-to-maturity; market
   value of $563,563 in 1993 and $581,768
   in 1992 (Note 2)                                   557,057       570,236
 Loans, net of reserve for loan losses of:
  $25,587 at December 31, 1993
  $24,742 at December 31, 1992 (Notes 3, 4 and 13)  1,089,152     1,166,205
 Loan collateral substantively foreclosed and
  other real estate owned                              17,905        34,506
 Land held for sale                                       800         1,123
 Investment in joint venture                              766         1,026
 Premises and equipment, net (Notes 5 and 6)           25,341        26,959
 Interest receivable and other assets (Note 8)         41,701        40,431
- - - ---------------------------------------------------------------------------
Total assets                                       $2,004,419    $1,981,349
===========================================================================
Liabilities
 Deposits:
  Non-interest bearing                             $  369,820    $  323,719
  Interest bearing:
   Transaction                                        289,322       369,871
   Savings                                            654,766       564,763
   Time (Notes 2 and 6)                               417,320       531,565
- - - ---------------------------------------------------------------------------
 Total deposits                                     1,731,228     1,789,918
 Funds purchased                                       69,064        12,038
 Liability for interest, taxes,
  other expenses, minority interest
  and other (Note 8)                                   15,328        16,382
 Notes and mortgages payable (Notes 6 and 14)          36,352        19,337
- - - ---------------------------------------------------------------------------
Total liabilities                                   1,851,972     1,837,675
 Commitments and contingent
  liabilities (Notes 4, 10 and 11)                         --            --
 Shareholders' Equity (Notes 7 and 14)
  Common stock (no par value)
   Authorized- 20,000 shares
   Issued and outstanding- 8,080 shares in 1993
    and 8,000 shares in 1992                           52,499        51,053
   Capital surplus                                     10,831        10,831
   Unrealized gains on securities
    available for sale (Note 2)                         2,527            --
   Retained earnings                                   86,590        81,790
- - - ---------------------------------------------------------------------------
  Total shareholders' equity                          152,447       143,674
- - - ---------------------------------------------------------------------------
Total liabilities and shareholders' equity         $2,004,419    $1,981,349
===========================================================================

*Data has been restated on an historical basis to reflect the April 15, 1993 acquisition of Napa Valley Bancorp on a pooling-of-interests basis.

        See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
For the years ended December 31,          1993        1992*      1991*
- - - ---------------------------------------------------------------------
Interest Income
 Loans                                $ 99,607    $115,357   $137,656
 Money market assets and
  federal funds sold                       298       1,745      2,191
 Trading account securities                  6           4         54
 Investment securities:
   U.S. Treasury                        10,284       4,484      6,159
   Securities of U.S. government
     agencies and corporations          13,994      18,802     18,406
   Obligations of states and
     political subdivisions              5,894       5,358      5,272
   Asset backed                          4,942       5,809      5,675
   Other                                 1,891       3,194      1,139
- - - ---------------------------------------------------------------------
 Total interest income                 136,916     154,753    176,552
- - - ---------------------------------------------------------------------
Interest Expense
 Transaction deposits                    4,219       7,680     13,371
 Savings deposits                       15,085      18,838     22,748
 Time deposits (Note 6)                 19,014      29,314     46,950
 Funds purchased                         1,937         698      1,677
 Notes and mortgages payable (Note 6)    2,016       2,362      2,611
- - - ---------------------------------------------------------------------
 Total interest expense                 42,271      58,892     87,357
- - - ---------------------------------------------------------------------
Net Interest Income                     94,645      95,861     89,195
 Provision for loan losses (Note 3)      9,452       7,005     10,418
- - - ---------------------------------------------------------------------
 Net interest income after
  provision for loan losses             85,193      88,856     78,777
- - - ---------------------------------------------------------------------
Non-Interest Income
 Service charges on deposit accounts    12,809      12,437     12,056
 Merchant credit card                    2,217       2,900      2,881
 Mortgage banking                        1,467       1,808      1,457
 Brokerage commissions                     839         555        392
 Net investment securities gain             68       1,066      1,742
 Other                                   6,546       5,061      5,448
- - - ---------------------------------------------------------------------
 Total non-interest income              23,946      23,827     23,976
- - - ---------------------------------------------------------------------

Non-Interest Expense
 Salaries and related
  benefits (Note 12)                    39,007      40,826      40,252
 Other real estate owned                11,550       5,183       2,884
 Occupancy (Notes 5 and 10)              8,625       8,524       8,401
 Equipment (Notes 5 and 10)              6,195       5,302       5,522
 FDIC insurance assessment               4,079       4,021       3,545
 Data processing                         3,658       3,137       2,964
 Professional fees                       3,071       3,332       3,346
 Other                                  20,460      19,279      18,029
- - - ----------------------------------------------------------------------
 Total non-interest expense             96,645      89,604      84,943
- - - ----------------------------------------------------------------------
Income Before Income Taxes              12,494      23,079      17,810
 Provision for income taxes (Note 8)     3,039       7,857       5,833
- - - ----------------------------------------------------------------------
Net Income                            $  9,455    $ 15,222    $ 11,977
======================================================================
 Average common shares outstanding       8,054       7,933       7,855
Per Share Data (Notes 7 and 17)
 Net income                             $ 1.17     $  1.92      $ 1.52

 Dividends declared                        .57         .51         .44

*Data has been restated on an historical basis to reflect the April 15, 1993 acquisition of Napa Valley Bancorp on a pooling-of-interests basis.

        See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(In thousands)

                                                    Unrealized           Net Unrealized
                                                       Gain on           (Loss) Gain on
                                                    Securities               Marketable
                                Common               Available     Retained      Equity
                                 Stock    Surplus     for Sale     Earnings  Securities    Total
- - - ------------------------------------------------------------------------------------------------
December 31, 1990
(as originally presented)     $ 21,851    $10,777     $    --        $53,624     $--    $ 86,252
Adjustments to reflect
 acquisition of Napa
 Valley Bancorp (Note 17)       26,564         --          --         6,995       --      33,559
- - - ------------------------------------------------------------------------------------------------
December 31, 1990*              48,415     10,777          --        60,619       --     119,811
Net income                          --         --          --        11,977       --      11,977
Stock issued (Note 7)            1,516          9          --            --       --       1,525
Retirement of stock (Note 7)      (843)        --          --            --       --        (843)
Dividends declared                  --         --          --        (3,041)      --      (3,041)
Unrealized loss on securities       --         --          --            --       (9)         (9)
- - - -------------------------------------------------------------------------------------------------
December 31, 1991*              49,088     10,786          --        69,555       (9)    129,420
Net income                          --         --          --        15,222       --      15,222
Stock issued (Note 7)            2,169         45          --            --       --       2,214
Retirement of stock (Note 7)      (204)        --          --            --       --        (204)
Dividends declared                  --         --          --        (2,987)      --      (2,987)
Unrealized gain on securities       --         --          --            --        9           9
- - - ------------------------------------------------------------------------------------------------
December 31, 1992*               51,053    10,831          --        81,790       --     143,674
Net income                           --        --          --         9,455       --       9,455
Stock issued (Note 7)             1,446        --          --            --       --       1,446
Dividends declared                   --        --          --        (4,655)      --      (4,655)
Unrealized gain on securities        --        --       2,527            --       --       2,527
- - - ------------------------------------------------------------------------------------------------
December 31, 1993               $52,499   $10,831      $2,527       $86,590      $--    $152,447
================================================================================================

*Data has been restated on an historical basis to reflect the April 15, 1993 acquisition of Napa Valley Bancorp on a pooling-of-interests basis.

        See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

For the years ended December 31,           1993          1992*         1991*
- - - ---------------------------------------------------------------------------
Operating Activities
Net income                             $  9,455      $ 15,222      $ 11,977
Adjustments to reconcile net income
 to net cash provided by
 operating activities:
Depreciation and amortization             3,622         4,198         4,189
Loan loss provision                       9,452         7,005        10,418
Amortization of net deferred
 loan (cost)/fees                          (462)          615           433
(Increase) decrease in interest
 income receivable                       (2,542)        1,070         1,698
Decrease (increase) in other assets       2,888        (3,204)        2,062
Decrease in income taxes payable         (1,529)       (1,179)       (2,752)
Decrease in interest expense payable     (1,169)       (1,933)       (1,145)
(Decrease) increase in accrued expenses  (1,809)        1,420          (405)
Net gain on sale of investment securities   (68)       (1,066)       (1,742)
Loss (gain) on sale of developed land        --         2,930          (107)
Loss (gains) on sales/write-down
 of premises and equipment                1,476           225           (86)
Originations of loans for resale        (92,374)     (100,055)     (102,300)
Proceeds from sale of loans
 originated for resale                   92,536       103,855       102,019
Loss on sale/write-down of property
 acquired in satisfaction of debt         9,618         3,507         2,559
Gain on sale of Sonoma Valley Bank         (668)           --            --
Net (purchases) maturities of
 trading securities                         (10)          779          (130)
- - - ---------------------------------------------------------------------------
Net cash provided by
 operating activities                    28,416        33,389        26,688
- - - ---------------------------------------------------------------------------
Investing Activities
Net repayments of loans                  68,109        32,782        15,470
Purchases of money market assets           (325)      (16,833)      (34,551)
Purchases of investment securities     (427,886)     (339,583)     (269,505)
Purchases of property, plant
 and equipment                           (3,481)       (4,416)       (5,161)
Improvements on developed land               --        (1,435)           --
Proceeds from maturity/sale
 of money market assets                   1,441        17,574        34,301
Proceeds from maturity of securities    274,451       263,793       139,549
Proceeds from sale of securities            184        21,128        49,580
Proceeds from sale of
 property and equipment                      --         1,640           858
Net proceeds from sale of developed land    356         1,928           107
Proceeds from disposition of property
 acquired in satisfaction of debt         6,313         4,513           624
Proceeds from sale of Sonoma Valley Bank  2,733            --            --
Net repayments on loan collateral
 substantively foreclosed                   669         1,187           629
- - - ---------------------------------------------------------------------------
Net cash used in investing activities   (77,436)      (17,722)      (68,099)
- - - ---------------------------------------------------------------------------
Financing Activities
Net increase (decrease) in deposits     (58,691)          617        66,203
Net (decrease) increase in
 federal funds purchased                 57,026         2,468       (25,529)
Proceeds from issuance of capital notes  20,000            --            --
Principal payments on notes
 and mortgages payable                   (2,985)       (2,423)       (1,672)
Exercise of stock options                 1,446          2,214        1,525
Retirement of stock                          --          (204)         (843)
Unrealized loss (gain) in
 marketable equity securities                --             9            (9)
Dividends paid                           (4,655)       (2,987)       (3,041)
- - - ---------------------------------------------------------------------------
Net cash provided by (used in)
 financing activities                    12,141          (306)       36,634
- - - ---------------------------------------------------------------------------
Net (decrease) increase in
 cash and cash equivalents              (36,879)       15,361       (4,777)
Cash and cash equivalents at
 beginning of year                      139,497       124,136       128,913
- - - ---------------------------------------------------------------------------
Cash and cash equivalents at
 end of year                           $102,618      $139,497      $124,136
===========================================================================
Supplemental disclosures:
Loans transferred to other real
estate owned and
substantively repossessed               $16,111       $36,572        $9,132
Interest paid                            42,982        57,491        87,163
Income tax payments                       5,700         9,773         9,045
Unrealized gain on securities
 available for sale                       2,527            --            --


*Data has been restated on an historical basis to reflect the April 15, 1993 acquisition of Napa Valley Bancorp on a pooling-of-interests basis.

        See accompanying notes to consolidated financial statements.

Westamerica Bancorporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Business and Accounting Policies

Westamerica Bancorporation, a registered bank holding Company, (the Company), provides a full range of banking services to individual and corporate customers in Northern California through its subsidiary banks (the Banks), Westamerica Bank and Subsidiary, Bank of Lake County and Napa Valley Bank and Subsidiary. The Banks are subject to competition from other financial institutions and to regulations of certain agencies and undergo periodic examinations by those regulatory authorities.

Summary of Significant Accounting Policies

The consolidated financial statements are prepared in conformity with generally accepted accounting principles and general practices within the banking industry. The following is a summary of significant accounting policies used in the preparation of the accompanying financial statements.

In preparing the financial statements, Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets and revenues and expenses for the periods indicated.

Principles of Consolidation. The financial statements include the accounts of the Company, a registered bank holding company, and all the Company's subsidiaries which include the Banks and Community Banker Services Corporation and Subsidiary. Significant intercompany transactions have been eliminated in consolidation. All data has been restated on an historical basis to reflect the April 15, 1993 acquisition of Napa Valley Bancorp on a pooling-of-interests basis.

Cash Equivalents. Cash equivalents include Due From Banks balances and Federal Funds Sold which are both readily convertible to known amounts of cash and are so near their maturity that they present insignificant risk of changes in value because of interest rate volatility.

Securities. Marketable investment securities at December 31, 1993 consist of U.S. Treasury, U. S. Government Agencies and Corporations, Municipal, asset-backed and other securities. The Company adopted the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS No. 115) at December 31, 1993. Under SFAS No. 115, the Company classifies its debt and marketable equity securities into one of three categories: trading, available-for-sale or held-to-maturity. Trading securities are bought and held principally for the purpose of selling in the near term. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.

Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts.

Unrealized gains and losses on trading securities are included in earnings. Unrealized gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of shareholders' equity until realized.

Unrealized gains and losses associated with transfers of securities from held-to-maturity to available-for-sale are recorded as a separate component of shareholders' equity. The unrealized gains or losses included in the separate component of shareholders' equity for securities transferred from available-for-sale to held-to-maturity are maintained and amortized into earnings over the remaining life of the security as an adjustment to yield in a manner consistent with the amortization or accretion of premium or discount on the associated security.

A decline in the market value of held-to-maturity and available-for-sale securities below cost that is deemed other than temporary, results in a charge to earnings and the establishment of a new cost basis for the security.

Premiums and discounts are amortized or accreted over the life of the related investment security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Loans and Reserve for Loan Losses. The reserve for loan losses is a combination of specific and general reserves available to absorb estimated future losses in the loan portfolio and is maintained at a level considered adequate to provide for such losses. Credit reviews of the loan portfolio, designed to identify problem loans and to monitor these estimates, are conducted continually, taking into consideration market conditions, current and anticipated developments applicable to the borrowers and the economy, and the results of recent examinations by regulatory agencies. Management approves the conclusions resulting from credit reviews. Ultimate losses may vary from current estimates. Adjustments to previous estimates of loan losses are charged to income in the period which they become known.

Unearned interest on discounted loans is amortized over the life of these loans, using the sum-of-the-months digits method for which the results are not materially different from those obtained by using the interest method. For all other loans, interest is accrued daily on the outstanding balances. Loans which are more than 90 days delinquent with respect to interest or principal, unless they are well secured and in the process of collection, and other loans on which full recovery of principal or interest is in doubt, are placed on non-accrual status.

Non-refundable fees and certain costs associated with originating or acquiring loans are deferred and amortized as an adjustment to interest income over the estimated respective loan lives. Loans held for sale are identified upon origination and are reported at the lower of cost or fair value on an individual loan basis.

Other Real Estate Owned and Loan Collateral Substantively Foreclosed. Other real estate owned includes property acquired through foreclosure or forgiveness of debt. These properties are transferred at fair value, which becomes the new cost basis of the property. Losses recognized at the time of acquiring property in full or partial satisfaction of loans are charged against the reserve for loan losses. Subsequent losses incurred due to the declines in property values as identified in independent property appraisals are recognized as non-interest expense. Routine holding costs, such as property taxes, insurance and maintenance, and losses from sales and dispositions are recognized as non-interest expense.

The Company classifies loans as loan collateral substantively foreclosed (substantive repossessions) when the borrower has little or no equity in the collateral, when proceeds for repayment of the loan can be expected to come only from the operation or sale of the collateral, and the debtor has either formally or effectively abandoned control of the collateral to the Company or has retained control of the collateral but, because of the current financial condition of the debtor or the economic prospects for the debtor and/or collateral in the foreseeable future, it is doubtful that the debtor will be able to rebuild equity in the collateral or otherwise repay the loan in the foreseeable future. Losses recognized at the time the loans are reclassified as substantive repossessions are charged against the reserve for loan losses. Subsequent losses incurred due to subsequent declines in property values, as identified in independent property appraisals, are recognized as non-interest expense. Routine holding costs, such as property taxes, insurance and maintenance, and losses from sales and dispositions are recognized as non-interest expense.

Premises and Equipment. Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful life of each type of asset. Estimated useful lives of premises and equipment range from 20 to 50 years and from 3 to 20 years, respectively. Leasehold improvements are amortized over the terms of the lease or their estimated useful life, whichever is shorter. Fully depreciated and/or amortized assets are removed from the Company's balance sheet.

Interest Rate Swap Agreements. The Company uses interest rate swap agreements as an asset/liability management tool to reduce interest rate risk. Interest rate swap agreements are exchanges of fixed and variable interest payments based on a notional principal amount. The primary risk associated with swaps is the exposure to movements in interest rates and the ability of the counter parties to meet the terms of the contracts. The Company controls the credit risk of the these agreements through credit approvals, limits and monitoring procedures. The Company is not a dealer but an end user of these instruments and does not use them speculatively.

Accounted for as hedges, the differential to be paid or received on such agreements is recognized over the life of the agreements. Payments made or received in connection with early termination of interest rate swap agreements are recognized over the remaining term of the swap agreement.

Earnings Per Share. Earnings per share amounts are computed on the basis of the weighted average of common shares outstanding during each of the years presented.

Income Taxes. The Company and its subsidiaries file consolidated tax returns. For financial reporting purposes, the income tax effects of transactions are recognized in the year in which they enter into the determination of recorded income, regardless of when they are recognized for income tax purposes. Accordingly, the provisions for income taxes in the consolidated statements of income include charges or credits for deferred income taxes relating to temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

Other. Securities and other property held by the Banks in a fiduciary or agency capacity are not included in the financial statements since such items are not assets of the Company or its subsidiaries. Certain amounts in prior years financial statements have been reclassified to conform with the current years presentation. These reclassifications had no effect on previously reported income.

Note 2: Investment Securities

An analysis of investment securities available-for-sale as of December 31, 1993, is as follows:

       Gross      Gross
                              1 year      1 to 5   5 to 10   Over 10 Amortized   unrealized unrealized       Fair
Maturity in years            or less       years     years     years      cost        gains     losses      value
- - - -----------------------------------------------------------------------------------------------------------------
(In thousands)
U.S. Treasury securities     $11,044    $109,473        --        --  $120,517       $4,029        ($2)  $124,544
Securities of U.S. Govt.
 Agencies and Corporations*    9,582      18,478     2,008     1,571    31,639          275       (219)    31,695
Obligations of States and
 Political Subdivisions        3,005          --        --        --     3,005           --         (5)     3,000
Other Securities (Preferred
 Stocks & Corporate Bonds)     6,250       3,017        --        --     9,267          313         --      9,580
- - - -----------------------------------------------------------------------------------------------------------------
Total Securities
 Available-for-sale          $29,881    $130,968    $2,008    $1,571  $164,428       $4,617      ($226)  $168,819
=================================================================================================================
Fair Value by Maturity       $30,103    $135,100    $2,001    $1,615

*Includes $24.6 million in Collateralized Mortgage Obligations with the following maturities: 1 year or less $9.4 million; 1 to 5 years $15.2 million. The average yield of these securities is 5.56 percent.

An analysis of investment securities held-to-maturity as of December 31, 1993, is as follows:

                Gross      Gross
                              1 year      1 to 5   5 to 10   Over 10 Amortized   unrealized unrealized       Fair
Maturity in years            or less       years     years     years      cost        gains     losses      value
- - - -----------------------------------------------------------------------------------------------------------------

U.S. Treasury securities      $3,029    $122,040        --        --  $125,069         $540      ($270)  $125,339
Securities of U.S. Govt.
 Agencies and Corporations*    9,886      51,668    80,419    81,023   222,996        1,859       (793)   224,062
Obligations of States and
 Political Subdivisions       11,823      23,185    38,065    51,224   124,297        4,548       (758)   128,087
Asset Backed (Automobile
 Receivables)                    152      65,281        --        --    65,433          665        (34)    66,064
Other Securities (Preferred
 Stocks & Corporate Bonds)    12,999       3,115     1,654     1,494    19,262          749         --     20,011
- - - -----------------------------------------------------------------------------------------------------------------
Total Securities
 Held-to-maturity            $37,889    $265,289  $120,138  $133,741  $557,057       $8,361    ($1,855)  $563,563
=================================================================================================================
Fair Value by Maturity       $38,638    $266,843  $120,892  $137,190

*Includes $162.6 million in Collateralized Mortgage Obligations with the following maturities: 1 year or less $9.9 million; 1 to 5 years $9.3 million; 5 to 10 years $71.3 million; over 10 years $72.1 million. These securities have a market value of $162.4 million and an average yield of 5.45 percent.

As of December 31, 1993, $173.5 million of investment securities held-to-maturity were pledged to secure public deposits.

A summary of investment securities portfolio held-to-maturity as of December 31, 1992, is as follows:

                                           Gross     Gross
                                Book  unrealized unrealized     Fair
                               Value       gains    losses     Value
- - - --------------------------------------------------------------------
U.S. Treasury securities    $126,522      $2,208     ($156) $128,574
Securities of U.S. Govt.
 Agencies and Corporations   237,753       4,919      (517)  242,155
Obligations of States and
 Political Subdivisions       87,031       3,655      (197)   90,489
Asset Backed (Automobile
 Receivables)                 82,270       1,040      (105)   83,205
Other Securities (Preferred
 Stocks & Corporate Bonds)    36,660         735       (50)   37,345
- - - --------------------------------------------------------------------
Total Securities
Held-to-maturity            $570,236     $12,557   ($1,025) $581,768
====================================================================

Note 3: Loans and Reserve for Loan Losses

Loans at December 31, consisted of the following:

(In thousands)                       1993          1992
- - - -------------------------------------------------------
Commercial                     $  266,448    $  439,494
Real estate-commercial            346,308       196,401
Real estate-construction           40,533        63,886
Real estate-residential           172,245       175,834
Installment and personal          304,993       334,215
Unearned income                   (15,788)      (18,883)
- - - -------------------------------------------------------
 Gross loans                    1,114,739     1,190,947
Loan loss reserve                 (25,587)      (24,742)
- - - -------------------------------------------------------
 Net loans                     $1,089,152    $1,166,205
=======================================================

Included in real estate-residential at December 31, 1993 and 1992 are loans held for resale of $5.9 million and $3.6 million, respectively, the cost of which approximates market value.

Changes in the loan loss reserve were:
(In thousands)                      1993         1992         1991
- - - ------------------------------------------------------------------
Balance at January 1,            $24,742      $23,853      $19,002
Sale of Sonoma Valley Bank          (684)          --           --
Provision for loan losses          9,452        7,005       10,418
Credit losses                    (10,091)      (8,794)      (9,140)
Credit loss recoveries             2,168        2,678        3,573
- - - ------------------------------------------------------------------
Balance at December 31,          $25,587      $24,742      $23,853
==================================================================

Restructured loans were $4.4 million and $319,000 at December 31, 1993 and 1992, respectively.

The following is a summary of interest foregone on restructured loans for the years ended December 31:

(In thousands)                      1993      1992       1991
- - - -------------------------------------------------------------
Interest income that would have
 been recognized had the loans
 performed in accordance with
 their original terms                $472      $135      $173
Less: Interest income recognized
        on restructured loans        (218)       --        (8)
- - - -------------------------------------------------------------
Interest foregone on restructured
loans                                $254      $135      $165
=============================================================

Note 4: Concentrations of Credit Risk

The Company's business activity is with customers in Northern California. The loan portfolio is well diversified with no industry comprising greater than ten percent of total loans outstanding as of December 31, 1993.

The Company has a significant number of credit arrangements that are secured by real estate collateral. In addition to real estate loans outstanding as disclosed in Note 3, the Company had loan commitments and stand by letters of credit related to real estate loans of $18.7 million at December 31, 1993. The Company requires collateral on all real estate loans and generally attempts to maintain loan-to-value ratios no greater than 75 percent on commercial real estate loans and no greater than 80 percent on residential real estate loans.

Note 5: Premises and Equipment

A summary as of December 31, follows:
                                                Accumulated
                                           Depreciation and           Net
(In thousands)                  Cost           Amortization    Book Value
- - - -------------------------------------------------------------------------

1993

Land                          $ 3,735           $     --          $ 3,735
Buildings and improvements     20,072             (6,876)          13,196
Leasehold improvements          2,537             (1,513)           1,024
Furniture and equipment        14,347             (6,961)           7,386
- - - -------------------------------------------------------------------------
 Total                        $40,691           $(15,350)         $25,341
=========================================================================

1992

Land                           $5,483           $     --          $ 5,483
Buildings and improvements     19,131             (7,225)          11,906
Leasehold improvements          4,878             (2,929)           1,949
Furniture and equipment        19,711            (12,090)           7,621
- - - -------------------------------------------------------------------------
 Total                        $49,203           $(22,244)         $26,959
=========================================================================

Depreciation and amortization included in non-interest expense amount to $3,621,800 in 1993, $4,198,000 in 1992 and $4,189,400 in 1991.

Note 6: Borrowed Funds

Notes payable include the unsecured obligations of the Company as of December 31, 1993 and 1992, as follows:

(In thousands)                                           1993       1992
- - - ------------------------------------------------------------------------
Unsecured note dated September, 1976,
interest payable semiannually at 9 7/8% and
principal payments of $267 due annually
to September 1, 1996.                                 $   196    $   463

Unsecured note dated May, 1984, interest
payable quarterly at 12.95% and principal
payments of $1,000 due annually beginning
September 1, 1991 and ending on September 1,
1996. Note agreement provides for partial
prepayment under certain conditions without
penalty and for prepayment of all or a portion
of the note under certain conditions with a
premium which decreases over the contractual term.      2,100      3,100

Equity contract notes, originated in April 1986
and maturing on April 1, 1996. Interest payable
semiannually at 11 5/8% and principal payments
of $2,500 due annually, on April 1, starting
in 1993.                                                7,500     10,000

Senior notes, originated in May 1988 and
maturing on June 30, 1995. Interest payable
semiannually at 10.87% and principal
payment due at maturity.                                5,000      5,000

Subordinated note, issued by Westamerica Bank,
originated in December 1993 and maturing
September 30, 2003. Interest at an annual rate
of 6.99% payable semiannually on March 31 and
September 30, with principal due at maturity.          20,000         --
- - - ------------------------------------------------------------------------
 Total notes payable                                  $34,796    $18,563
========================================================================

Mortgages payable of $524,000 consist of a note of Westamerica Bank secured by a deed of trust on premises having a net book value of $790,000 and $824,000 at December 31, 1993 and 1992, respectively. The note, which has an effective interest rate of 10 percent, is scheduled to mature in April 1995.

Included in notes and mortgages payable are senior liens on other real estate, land held for sale and investments in joint venture properties that totaled $1,032,000 and $250,000 at December 31, 1993 and 1992,
respectively.

The combined aggregate amount of maturities of notes payable is $3,696,000, $8,500,000, $2,600,000, $0 and $0 for the years 1994 through 1998, and
$20,000,000 thereafter.

At December 31, 1993, the Company had unused lines of credit amounting to $7,500,000. Compensating balance arrangements are not significant to the operations of the Company.

At December 31, 1993, the Banks had $113.0 million in time deposit accounts in excess of $100,000; interest on these accounts in 1993 was $4,837,000.

Note 7: Shareholders' Equity

In April 1982, the Company adopted an Incentive Stock Option Plan and
413,866 shares were reserved for issuance. Under this plan, all options are currently exercisable and terminate 10 years from the date of the grant. Under the Stock Option Plan adopted by the Company in 1985, 750,000 shares have been reserved for issuance. Stock appreciation rights, incentive stock options, non-qualified stock options and restricted performance shares are available under this plan. Options are granted at fair market value and are generally exercisable in equal installments over a three-year period with the first installment exercisable one year after the date of the grant. Each incentive stock option has a maximum ten-year term while non-qualified stock options may have a longer term. The 1985 plan was amended in 1990 to provide for restricted performance share (RPS) grants. An RPS grant becomes fully vested after three years of being awarded, provided that the

Company has attained its performance goals for such three-year period.
At December 31, 1993, 299,046 options were available for grant under the 1985 Stock Option Plan.

Information with respect to options outstanding and options exercised under the plans is summarized in the following table:

                                Number       Option Price
                            of shares*        $ per share        $ Total
Shares under option at December 31:
    1993                       313,564         8.88- 24.50     5,766,400
    1992                       278,544         6.06- 22.00     4,249,399
    1991                       400,247         6.06- 22.00     6,202,300
Options exercised during:
    1993                        51,260         8.88- 22.00       692,157
    1992                       168,423         6.06- 13.29     1,975,000
    1991                       120,362         6.06- 13.63       997,700
* Issuable upon exercise.

At December 31, 1993, options to acquire 164,794 shares of common stock were exercisable.

Shareholders have authorized issuance of two new classes of 1,000,000 shares each, to be denominated Class B Common Stock and Preferred Stock, respectively, in addition to the 20,000,000 shares of Common Stock presently authorized. At December 31, 1993, no shares of Class B or Preferred Stock had been issued. At December 31, 1993, the Company's Tier I Capital was $149,937,000 and Total Capital was $194,415,000 or 11.11 percent and 14.40 percent, respectively, of risk-adjusted assets.

In December 1986, the Company declared a dividend distribution of one common share purchase right (the Right) for each outstanding share of common stock. The Rights are exercisable only in the event of an acquisition of, or announcement of a tender offer to acquire, 15 percent or more of the Company's stock or 50 percent or more of its assets without the prior consent of the Board of Directors. If the Rights become exercisable, the holder may purchase one share of the Company's common stock for $65. Following an acquisition of 15 percent of the Company's common stock or 50 percent or more of its assets without prior consent of the Company, each right will also entitle the holder to purchase $130 worth of common stock of the Company for $65. Under certain circumstances, the Rights may be redeemed by the Company at a price of $.05 per right prior to becoming exercisable and in certain circumstances thereafter. The Rights expire on December 31, 1999, or earlier, in connection with certain Board-approved transactions.

Note 8: Income Taxes

Effective January 1, 1992, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, (SFAS No. 109). Adoption of SFAS No. 109 required a change from the deferred method to the asset and liability method of accounting for income taxes. Under the deferred method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement reported amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The components of the net deferred tax asset as of December 31, are as follows:

(In thousands)                           1993                  1992
- - - -------------------------------------------------------------------
Deferred tax asset
 Reserve for loan losses             $ 10,321               $ 9,013
 State franchise taxes                    676                   941
 Deferred compensation                    534                   723
 Real estate owned                      2,742                 1,851
 Net deferred loan fees                    --                   268
 Other                                  1,037                   587
- - - -------------------------------------------------------------------
                                       15,310                13,383
Valuation allowance                        --                    --
- - - -------------------------------------------------------------------
Total deferred tax asset               15,310                13,383
- - - -------------------------------------------------------------------
Deferred tax liability
 Net deferred loan costs                  502                    --
 Fixed assets depreciation              1,164                 1,171
 Securities available-for-sale          1,864                    --
 Other                                    148                   373
- - - -------------------------------------------------------------------
Total deferred tax liability            3,678                 1,544
- - - -------------------------------------------------------------------
Net deferred tax asset                $11,632               $11,839
===================================================================
The Company believes a valuation allowance is not needed to reduce the deferred tax asset because there is no material portion of the deferred tax asset that will not be realized through sufficient taxable income.

The provisions for federal and state income taxes consist of amounts currently payable and amounts deferred which, for the years ended December 31, are as follows:

(In thousands)                  1993        1992        1991
- - - ------------------------------------------------------------
Current income tax expense:
 Federal                      $2,501      $6,977      $5,314
 State                         2,195       3,130       2,638
- - - ------------------------------------------------------------
Total current                  4,696      10,107       7,952
- - - ------------------------------------------------------------
Deferred income tax benefit:
 Federal                        (646)    (1,758)      (1,335)
 State                          (617)      (492)        (784)
- - - ------------------------------------------------------------
Total deferred                (1,263)    (2,250)      (2,119)
- - - ------------------------------------------------------------

Adjustment of net deferred
 tax asset for enacted changes
 in tax rates:
   Federal                      (304)        --            --
   State                         (90)        --            --
- - - -------------------------------------------------------------
   Total adjustment             (394)        --            --
- - - -------------------------------------------------------------
Provision for income taxes    $3,039     $7,857        $5,833
=============================================================
The provisions for income taxes differ from the provisions computed by applying the statutory federal income tax rate to income before taxes, as follows:

(In thousands)                          1993         1992       1991
- - - --------------------------------------------------------------------
Federal income taxes due
 at statutory rate                     $4,248      $7,846      $6,056
(Reductions) increases in
  income taxes resulting from:
   Interest not taxable for federal
    income tax purposes                (1,895)     (1,735)     (1,836)
   State franchise taxes, net of
    federal income tax benefit            982       1,753       1,226
   Deferred benefit and other            (296)         (7)        387
- - - ---------------------------------------------------------------------
Provision for income taxes             $3,039      $7,857      $5,833
=====================================================================

Note 9: Fair Value of Financial Instruments

The fair value of financial instruments which have a relative short period of time between their origination and their expected realization were valued using historical cost. Such financial instruments and their estimated fair values at December 31, were:

(In thousands)                                  1993           1992
- - - -------------------------------------------------------------------
Cash and cash equivalents                   $102,618       $139,497
Money market assets                              250          1,366
Interest and taxes receivable                 28,799         25,741
Non-interest bearing and interest-bearing
 transaction and savings deposits          1,313,908      1,258,353
Funds purchased                               69,064         12,038
Interest payable                               2,700          3,824

The fair value at December 31 of the following financial instruments was estimated using quoted market prices:

(In thousands)                                  1993           1992
- - - -------------------------------------------------------------------
Investment securities available for sale    $168,819      $      --
Investment securities held to maturity       563,563        581,768
Trading account securities                        10             --

Loans were separated into two groups for valuation. Variable rate loans, which reprice frequently with changes in market rates, were valued using historical cost. Fixed rate loans were valued by discounting the future cash flows expected to be received from the loans using current interest rates charged on loans with similar characteristics. Additionally, the $25,587,000 and $24,742,000 reserves for loan losses as of December 31, 1993 and 1992, respectively, were applied against the estimated fair value to recognize future defaults of contractual cash flows. The estimated fair market value of loans at December 31, was:

(In thousands)                                  1993            1992
- - - --------------------------------------------------------------------
Loans                                     $1,096,164      $1,171,630

The fair value of time deposits and notes and mortgages payable was estimated by discounting future cash flows related to these financial instruments using current market rates for financial instruments with similar characteristics.

The estimated fair values at December 31, were:

(In thousands)                                   1993            1992
- - - ---------------------------------------------------------------------
Time deposits                                $420,475        $534,920
Notes and mortgages payable                    36,014          20,282

The estimated fair values of the Company's interest rate swaps, which are determined by dealer quotes and generally represent the amount that the Company would pay to terminate its swap contracts, were $(600,000) and $0, respectively, at December 31, 1993 and 1992.

These fair values do not represent actual amounts that may be realized upon any sale or liquidation of the related assets or liabilities. In addition, these values do not give effect to discounts to fair value which may occur when financial instruments are sold in larger quantities. The fair values presented above represent the Company's best estimate of fair value using the methodologies discussed above.

Note 10: Lease Commitments

Fifteen banking offices and three administrative service centers are owned and thirty-seven banking offices and two support facilities are leased. Substantially all the leases contain multiple renewal options and provisions for rental increases, principally for changes in the cost of living, property taxes and maintenance. The Company also leases certain pieces of equipment. Minimum future rental payments on operating leases, net of sublease income, at December 31, 1993, are as follows:

(In thousands)
        1994                              $ 3,253
        1995                                3,091
        1996                                2,632
        1997                                1,679
        1998                                1,183
        Thereafter                          3,659
- - - -------------------------------------------------
        Total minimum lease payments      $15,497
=================================================

Total rentals for premises and equipment net of sublease income included in non-interest expense were $3,862,000 in 1993, $3,910,000 in 1992 and
$3,829,000 in 1991.

Note 11: Commitments and Contingent Liabilities

Loan commitments are agreements to lend to a customer provided there is no violation of any condition established in the agreement. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future funding requirements. Loan commitments are subject to the Company's normal credit policies and collateral requirements. Unfunded loan commitments were $159.2 million at December 31, 1993.

Standby letters of credit commit the Company to make payments on behalf of customers when certain specified future events occur. Standby letters of credit are primarily issued to support customers short-term financing requirements and must meet the Company's normal credit policies and collateral requirements. Standby letters of credit outstanding were $6.4 million at December 31, 1993.

Interest rate swaps are agreements to exchange interest payments computed on notional amounts. The notional amounts do not represent exposure to credit risk; however, these agreements expose the Company to market risks associated with fluctuations of interest rates. As of December 31, 1993, the Company had entered into four interest rate swaps. The first two contracts have notional amounts totaling $25 million each and the second two contracts have notional amounts totaling $30 million each. On the first two contracts, which are scheduled to terminate in November and December of 1994, the Company pays an average fixed rate of interest of 5.06 percent and receives a variable rate of interest based on the London Interbank Offering Rate (LIBOR); on the second two contracts, scheduled to terminate in August of 1995, the Company pays a variable rate based on LIBOR and receives an average fixed rate of interest of 4.11 percent.

The LIBOR rate has averaged 3.39 percent from the date the first two swaps were entered through December 31, 1993 and 3.33 percent from the date the second two swaps were entered through December 31, 1993. The effect of entering into these contracts resulted in a decrease to net interest income of $659,000 for the period ended December 31, 1993.

The Company, because of the nature of its business, is subject to various threatened or filed legal cases. The Company, based on the advice of legal counsel, does not expect such cases will have material, adverse effect on its financial position or results of operations.

Note 12: Retirement Benefit Plans

The Company sponsors a defined benefit Retirement Plan covering substantially all of its salaried employees with one or more years of service. The Company's policy is to expense costs as they accrue as determined by the Projected Unit Cost method. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes.

The following table sets forth the Retirement Plans funded status as of December 31 and the pension cost for the years ended December 31:

(In thousands)                                   1993        1992
- - - -----------------------------------------------------------------
Actuarial present value of benefit
obligations:
 Vested benefit obligation                   $(11,245)   $(10,625)
- - - -----------------------------------------------------------------
 Accumulated benefit obligation               (11,430)    (11,064)
- - - -----------------------------------------------------------------
 Projected benefit obligation                 (11,612)    (11,275)
 Plan assets at fair market value              11,677      11,429
=================================================================
Funded status-projected benefit
 obligation (in excess of) or less
 than plan assets                                 $65        $154
=================================================================
Comprised of:
  Prepaid pension cost                            $22        $182
  Unrecognized net (loss) gain                    (75)       (194)
  Unrecognized prior service cost                 529         628
  Unrecognized net obligation, net
   of amortization                               (411)       (462)
- - - -----------------------------------------------------------------
Total                                             $65        $154
=================================================================

Net pension cost included in the
 following components:
  Service cost during the period                 $364        $384
  Interest cost on projected
   benefit obligation                             744         754
  Actual return on plan assets                 (1,012)       (686)
  Net amortization and deferral                    64        (271)
- - - -----------------------------------------------------------------
   Net periodic pension cost                     $160        $181
=================================================================

The discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 6.75 percent and 5 percent, respectively, at December 31, 1993 and 7 percent and 5 percent, respectively, at December 31, 1992. The expected long-term rate of return on plan assets in 1993 and 1992 was 7 percent and 8 percent, respectively.

Effective January 1, 1992, the Company adopted a defined contribution Deferred Profit-Sharing Plan covering substantially all of its salaried employees with one or more years of service. Participant deferred profit-sharing account balances offset benefits accrued under the Retirement Plan which was amended effective January 1, 1992 to coordinate benefits with the Deferred Profit-Sharing Plan. The coordination of benefits results in the Retirement Plan benefit formula establishing the minimum value of participant retirement benefits which, if not provided by the Deferred Profit-Sharing Plan, are guaranteed by the Retirement Plan.

The costs charged to non-interest expense related to benefits provided by the Retirement Plan and the Deferred Profit-Sharing Plan were $1,160,000 in 1993, $1,037,000 in 1992 and $759,000 in 1991.

In addition to the Retirement Plan and the Deferred Profit-Sharing Plan, all salaried employees are eligible to participate in the voluntary Tax Deferred Savings/Retirement Plan (ESOP) upon completion of a 90-day introductory period. This plan allows employees to defer, on a pretax basis, a portion of their compensation as contributions to the plan. Participants are allowed to invest in five funds, including a Westamerica Bancorporation Common Stock Fund. The Company's matching contributions charged to operating expense were $482,000 in 1993, $462,000 in 1992 and $452,000 in 1991.

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 106, Employers Accounting for Postretirement Benefits Other than Pensions (SFAS No. 106). Adoption of SFAS No. 106 required a change from the cash method to an actuarial based accrual method of accounting for postretirement benefits other than pensions. The Company offers continuation of group insurance coverage to employees electing early retirement, as defined by the Retirement Plan, for the period from the date of early retirement until age sixty-five. The Company contributes an amount toward early retirees insurance premiums which is fixed at the time of early retirement. The Company also reimburses Medicare Part B premiums for all retirees over age sixty-five, as defined by the Retirement Plan.

The following table sets forth the net periodic postretirement benefit cost for the year ended December 31, 1993 and the funded status of the plan at December 31, 1993:
(In thousands)

Service cost                                          $ 482
Interest cost                                           107
Actual return on plan assets                             --
Amortization of unrecognized transition obligation       61
Other, net                                             (482)
- - - -----------------------------------------------------------
 Net periodic cost                                    $ 168
===========================================================
Accumulated postretirement benefit obligation
        attributable to:
Retirees                                            $ 1,130
Fully eligible participants                             265
Other                                                   158
- - - -----------------------------------------------------------
 Total                                                1,553
- - - -----------------------------------------------------------
Fair value of plan assets                                --
Accumulated postretirement benefit
 obligation in excess of plan assets                $ 1,553
===========================================================
Comprised of:
  Unrecognized prior service cost                        --
  Unrecognized net gain (loss)                           --
  Unrecognized transition obligation                  1,471
  Recognized postretirement obligation                   82
- - - -----------------------------------------------------------
  Total                                              $1,553
===========================================================
The discount rate used in measuring the accumulated postretirement benefit obligation was 6.75 percent at December 31, 1993. The assumed health care cost trend rate used to measure the expected cost of benefits covered by the plan was 9 percent for 1994 and declined steadily to an ultimate trend rate of 4 percent beginning in 1999. The effect of a one percentage point increase on the assumed health care cost trend for each future year would increase the aggregate of the service cost and interest cost components of the 1993 net periodic cost by $73,000 and increase the accumulated postretirement benefit obligation at December 31, 1993 by $204,000.

Note 13: Related Party Transactions

Certain directors and executive officers of the Company were lending customers of the Company during 1993 and 1992. All such loans were made in the ordinary course of business on normal credit terms, including interest rates and collateral requirements. No related party loan represents more than normal risk of collection. Such loans were $5,238,000 and $10,591,000 at December 31, 1993 and 1992, respectively.

Note 14: Restrictions

Payment of dividends to the Company by Westamerica Bank, the largest subsidiary bank, is limited under regulations for Federal Reserve member banks. The amount that can be paid in any calendar year, without prior approval from regulatory agencies, cannot exceed the net profits (as defined) for that year plus the net profits of the preceding two calendar years less dividends declared. Under this regulation, Westamerica Bank, the largest subsidiary bank, was not restricted as to the payment of $13.6 million in dividends to the Company as of December
31, 1993. During 1992 and 1993, Napa Valley Bank, a banking subsidiary, was operating under a regulatory order which disallowed payment of dividends to the Company unless it reduced the level of problem assets, liquidated, or reserved adequately against, the real estate investments in its subsidiary company, and strengthened its loan loss reserve. Napa Valley Bank has complied with all conditions of the regulatory order which will be removed by the regulators based on their fourth quarter 1993 examination. Payment of dividends by the Company is also restricted under the terms of the note agreements as discussed in Note 6. Under the most restrictive of these agreements, $17.1 million was available for payment of dividends as of December 31, 1993. Under one of the note agreements, the Company has agreed to limit its funded debt to 40 percent of the total of funded debt plus shareholders' equity and maintain certain other financial ratios. The Company was in compliance with all such requirements as of December 31, 1993.

The Banks are required to maintain reserves with the Federal Reserve Bank equal to a percentage of its reservable deposits. The Banks daily average balance on deposit at the Federal Reserve Bank was $40.4 million in 1993 and $40.3 million in 1992.

Note 15: Westamerica Bancorporation (Parent Company Only)

Statements of Income (In thousands)
Years ended December 31,                 1993         1992*        1991*
- - - -----------------------------------------------------------------------
Dividends from subsidiaries           $16,671      $ 8,630      $ 6,620
Interest from subsidiaries                315           61           72
Other income                            2,781        1,158        1,082
- - - -----------------------------------------------------------------------
 Total income                          19,767        9,849        7,774
- - - -----------------------------------------------------------------------
Interest on borrowings                  1,958        2,434        2,617
Salaries and benefits                   4,526          782          475
Other non-interest expense              5,464        3,451        2,261
- - - -----------------------------------------------------------------------
 Total expenses                        11,948        6,667        5,353
- - - -----------------------------------------------------------------------
Income before income tax benefit
 and equity in undistributed
 income of subsidiaries                 7,819        3,182        2,421
Income tax benefit                      3,478        1,890        1,813
Equity in undistributed (loss)
 income of subsidiaries                (1,842)      10,150        7,743
- - - -----------------------------------------------------------------------
 Net income                            $9,455      $15,222      $11,977
=======================================================================
*Data has been restated on an historical basis to reflect the April 15, 1993 acquisition of Napa Valley Bancorp on a pooling-of-interests basis.


Balance Sheets (In thousands)
Years ended December 31,                           1993              1992*
- - - --------------------------------------------------------------------------
Assets
Cash and cash equivalents                       $4,790            $ 1,729
Investment securities held-to-maturity           9,250             13,741
Loans                                              149                 --
Investment in subsidiaries                     154,257            145,762
Premises and equipment                              29              2,506
Accounts receivable from subsidiaries               65                262
Other assets                                     2,056              2,704
- - - -------------------------------------------------------------------------
 Total assets                                 $170,596           $166,704
=========================================================================

Liabilities
Long-term debt                                $ 14,796           $ 18,563
Notes payable to subsidiaries                       --              2,493
Other liabilities                                3,353              1,974
- - - -------------------------------------------------------------------------
 Total liabilities                              18,149             23,030
- - - -------------------------------------------------------------------------
Shareholders' equity                           152,447            143,674
- - - -------------------------------------------------------------------------
 Total liabilities and shareholders' equity   $170,596           $166,704
=========================================================================

Statements of Cash Flows (In thousands)
Years ended December 31,                     1993      1992*          1991*
- - - --------------------------------------------------------------------------
Operating Activities
Net income                                $ 9,455   $15,222        $11,977
 Adjustments to reconcile net income
  to net cash provided by operating activities:
 Depreciation                                 108        67             58
 Equity in undistributed loss
  (income) of subsidiaries                  1,842   (10,150)        (7,743)
 Increase in equity in subsidiaries            --    (1,797)            --
 (Increase) decrease in receivables
  from subsidiaries                           197     1,020         (1,005)
 Provision for deferred income taxes           60     2,633           (551)
 Decrease (increase) in other assets        1,183    (1,394)          (771)
 Increase in other liabilities              1,583       301             39
 Gain on sale of Sonoma Valley Bank          (668)       --             --
 Net gain on sale of land                      --        43             --
- - - --------------------------------------------------------------------------
 Net cash provided by
  operating activities                     13,760     5,945          2,004
- - - --------------------------------------------------------------------------
 Investing Activities
 Purchases of premises and equipment          --     (2,189)          (761)
 Net change in land held for sale           (800)        --             --
 Net change in loan balances                (149)        --             --
 Increase in investment in subsidiaries   (9,874)      (485)          (510)
 Purchase of investment securities
  held-to-maturity                        (9,700)    (13,991)      (22,100)
 Proceeds from maturities of
  investment securities                   14,191      10,500        23,100
Proceeds from sales of premises
  and equipment                            2,369       2,149            --
Proceeds from sale of Sonoma Valley Bank   2,733          --            --
- - - --------------------------------------------------------------------------
Net cash used in investing activities     (1,230)     (4,016)         (271)
- - - --------------------------------------------------------------------------
Financing Activities
Net (decrease) increase in
 short-term debt                              --        (656)          453
Principal reductions of long-term debt
and notes payable to subsidiaries         (6,260)     (2,611)       (2,767)
Proceeds from issuance of note
  payable to subsidiaries                      --       1,368           --
Proceeds from exercise of stock options     1,446       2,139        1,507
Unrealized loss (gains) on
  marketable equity securities                 --           9           (9)
Dividends paid                             (4,655)     (2,987)      (3,041)
- - - --------------------------------------------------------------------------
Net cash used in financing activities      (9,469)     (2,738)      (3,857)
- - - --------------------------------------------------------------------------
Net increase (decrease) in cash
  and cash equivalents                      3,061        (809)      (2,124)
Cash and cash equivalents at
  beginning of year                         1,729       2,538        4,662
- - - --------------------------------------------------------------------------
Cash and cash equivalents at year end      $4,790      $1,729       $2,538
==========================================================================
*Data has been restated on an historical basis to reflect the April 15, 1993 acquisition of Napa Valley Bancorp on a pooling-of-interests basis.

Note 16:  Quarterly Financial Information (Unaudited)

(In thousands except per share)        March 31,         June 30,        Sept. 30,         Dec. 31,
- - - ---------------------------------------------------------------------------------------------------
1993
Interest income                          $35,946          $34,293          $33,215          $33,462
Net interest income                       24,174           23,392           23,301           23,778
Provision for loan losses                  1,550            4,692            1,605            1,605
Non-interest income                        5,018            8,344            5,575            5,009
Non-interest expense                      23,314           34,245           19,594           19,492
Income (loss) before taxes                 4,328           (7,201)           7,677            7,690
Net income (loss)                          3,019           (4,070)           5,125            5,381
Earnings (loss) per share                   0.38            (0.50)            0.63             0.67
Dividends declared per share*               0.14             0.14             0.14             0.15
Price range, common stock**         $22.13-30.25     $23.88-28.75     $25.13-28.50     $25.75-28.50
- - - ----------------------------------------------------------------------------------------------------
1992
Interest income                          $40,200          $39,183          $38,222          $37,147
Net interest income                       23,048           23,757           24,352           24,704
Provision for loan losses                  1,640            2,190            1,640            1,535
Non-interest income                        6,499            5,785            5,583            5,960
Non-interest expense                      22,045           20,901           22,254           24,404
Income before taxes                        5,862            6,451            6,041            4,725
Net income                                 3,821            4,150            3,925            3,326
Earnings per share                          0.49             0.52             0.49             0.42
Dividends declared per share*               0.12             0.13             0.13             0.13
Price range, common stock**         $18.88-20.63     $18.50-22.25     $18.25-22.25     $19.50-23.75

*  As originally reported
** Represents prices quoted on the American Stock Exchange. Quoted prices are not necessarily representative of actual transactions.

Note 17: Acquisition

On April 15, 1993, the Company issued approximately 2,122,740 shares of its common stock in exchange for all of the outstanding common stock of Napa Valley Bancorp, a bank holding company, whose subsidiaries included Napa Valley Bank ("NVB"), a California-based, state-chartered banking association, and Subsidiary, 88 percent interest in Bank of Lake County ("BLC"), a national banking association, 50 percent interest in Sonoma Valley Bank, a state banking association, Suisun Valley Bank, also a state chartered bank, and Napa Valley Bancorp Services Corporation ("NVBSC"), estabilshed to provide data processing and other services to Napa Valley Bancorp's subsidiaries. This business transaction (the "Merger") was accounted for as a pooling-of-interests combination and, accordingly, the consolidated financial statements and financial data for periods prior to the combination have been restated to include the accounts and results of operations of Napa Valley Bancorp. Certain reclassifications have been made to Napa Valley Bancorp to conform to
Westamerica Bancorporation's presentation. Subsequent to the combination, Westamerica Bancorporation sold the 50 percent interest in Sonoma Valley Bank at a gain of $668,000. This business combination has been accounted for as a pooling-of-interests combination; and, accordingly, the consolidated financial statements and financial data for periods prior to the combination have been restated to include the accounts and results of operations of Napa Valley Bancorp. Certain reclassification have been made to Napa Valley Bancorp to conform to Westamerica Bancorporation's presentation.

The results of operations previously reported by the separate enterprises and the combined amounts presented in the accompanying consolidated financial statements are summarized as follows.

                                     Three
                              months ended
                            March 31, 1993     Years ended December 31,
(In thousands)               (unaudited)            1992           1991
- - - -----------------------------------------------------------------------
Net Interest Income:
Westamerica Bancorporation        $16,809        $67,192        $62,496
Napa Valley Bancorp                 7,365         28,669         26,699
- - - -----------------------------------------------------------------------
Combined                          $24,174        $95,861        $89,195
- - - -----------------------------------------------------------------------
Net Income (loss):
Westamerica Bancorporation         $3,675        $13,979        $11,762
Napa Valley Bancorp                  (656)         1,243            215
- - - -----------------------------------------------------------------------
Combined                           $3,019        $15,222        $11,977
- - - -----------------------------------------------------------------------
Net Income (loss) Per Share:
Westamerica Bancorporation*          $.63          $2.40          $2.06
Napa Valley Bancorp*                 (.19)           .36            .06

Combined                             $.38          $1.92          $1.52
- - - -----------------------------------------------------------------------
* As originally reported.

Net income per share was reduced $.25 for the three months ended March 31, 1993, $.48 in 1992, and $.54 in 1991, attributable to dilution from shares issued in connection with the acquisition. In addition, net income of the Company for 1993 was reduced by an estimated $8.3 million due to the consolidation of Napa Valley Bancorp's branches and operations, certain merger-related expenses and the application of Westamerica Bancorporation's workout strategy to the non-performing assets of Napa Valley Bancorp.

There were no significant transactions between Westamerica Bancorporation and Napa Valley Bancorp prior to the combination.

MANAGEMENTS LETTER OF FINANCIAL RESPONSIBILITY

To the Shareholders:

The Management of Westamerica Bancorporation is responsible for the preparation, integrity, reliability and consistency of the information contained in this annual report. The financial statements, which necessarily include amounts based on judgments and estimates, were prepared in conformity with generally accepted accounting principles and prevailing practices in the banking industry. All other financial information appearing throughout this annual report is presented in a manner consistent with the financial statements.

Management has established and maintains a system of internal controls that provides reasonable assurance that the underlying financial records are reliable for preparing the financial statements, and that assets are safeguarded from unauthorized use or loss. This system includes extensive written policies and operating procedures and a comprehensive internal audit function, and is supported by the careful selection and training of staff, an organizational structure providing for division of responsibility, and a Code of Ethics covering standards of personal and business conduct. Management believes that, as of December 31, 1993 the Corporation's internal control environment is adequate to provide reasonable assurance as to the integrity and reliability of the financial statements and related financial information contained in the annual report.

The system of internal controls is under the general oversight of the Board of Directors acting through its Audit Committee, which is comprised entirely of outside directors.

The Audit Committee monitors the effectiveness of and compliance with internal controls through a continuous program of internal audit and credit examinations. This is accomplished through periodic meetings with Management, internal auditors, loan quality examiners, regulatory examiners and independent auditors to assure that each is carrying out their responsibilities.

The Corporation's financial statements have been audited by KPMG Peat Marwick, independent auditors elected by the shareholders. All financial records and related data, as well as the minutes of shareholders and directors meetings, have been made available to them. Management believes that all representations made to the independent auditors during their audit were valid and appropriate.

David L. Payne
Chairman, President and CEO

James M. Barnes
Executive Vice President and CFO

Dennis R. Hansen
Senior Vice President and Controller

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders of Westamerica Bancorporation

We have audited the accompanying consolidate balance sheets of Westamerica Bancorporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. As discussed in Note 1 to the consolidated financial statements, the consolidated balance sheet of the Company as of December 31, 1992 and the related statements of income, changes in shareholders' equity, and cash flows for each of the years in the two year period ended December 31, 1992, and the related footnote disclosures have been restated on an historical basis to reflect the April 15, 1993 acquisition of Napa Valley Bancorp on a pooling-of-interests basis. We did not audit the financial statements of Napa Valley Bancorp as of and for the periods ended December 31, 1992 and 1991, which statements reflect total assets constituting 30 percent in 1992 and net income constituting 8 percent and 2 percent in 1992 and 1991, respectively, of the related and restated consolidated totals. Those statements included in the 1992 and 1991 restated consolidated totals were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it related to the amounts included for Napa Valley Bancorp, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Westamerica Bancorporation and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1993 in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP

San Francisco, California
January 25, 1994

         [Letterhead of Arthur Andersen LLP appears here]

         REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of the Napa Valley Bancorp;

We have audited the consolidated balance sheet of Napa Valley Bancorp and subsidiaries (the Company) as of December 31, 1992 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Napa Valley Bancorp and subsidiaries as of December 31, 1992 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1992 in conformity with generally accepted accounting principles.


                            /s/   Arthur Andersen LLP


San Francisco, California
March 31, 1993